UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 21, 2011
Date of Report (Date of earliest event reported)

BCM ENERGY PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53176	47-0948014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 St. Charles, Floor 3, New Orleans, LA	70130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (504) 525-8299

(Former Name or Form Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 21, 2011, the Company entered into a Joint Venture Agreement (“JVA”) with Red Canyon, Inc. (“Red Canyon”) to form BCM Energy Colorado, LLC (“BCMEC”). As a result of this JVA, the Company will control 51% of BCMEC and Red Canyon will control 49% of BCMEC. In addition, the Company entered into an Independent Contractor Agreement with Christian Pierce who will serve as the Vice President of Business Development and President of BCMEC. In consideration for these services, the Company agreed to issue Mr. Pierce 10,000 shares of common stock.

On September 27, 2011, the Company entered into an Independent Contractor Agreement with Bryant Mook. Mr. Mook with serve as Vice President of Engineering and Geology for the Company. In consideration for these services, the Company agreed to issue Mr. Pierce 20,000 shares of common stock.

On September 28, 2011, the Company entered into an Independent Contractor Agreement with William Hamm. Mr. Hamm with serve as Vice President of Enhanced Oil Recovery Services for the Company. In consideration for these services, the Company agreed to issue Mr. Pierce 20,000 shares of common stock.

On September 30, 2011, the Company entered into a Memo of Understanding (“MOU”) with Elliptical Oilfield Services, LLC (“Elliptical”). Through the  MOU, Elliptical will provide services introductions to sellers of oil and gas properties, introductions to investors, brokers, analysts or bankers or similar parties, access to geological, geophysical, and engineering data associated with acquisition opportunities, and administrative support to the Company. For consideration for these services, the Company agreed to issue 10,000 shares of common stock and 5% of the value of a closed acquisition that was the result of an introduction from Elliptical.

On October 11, 2011, the Company entered into an Engagement Agreement with Starlight Investments, LLC (“SIL”) for financial services including financial consulting and investment banking services. The Company, pursuant to the Agreement, has engaged SIL on an exclusive basis and a best efforts basis to assist in (i) Placement of Securities, and/or (ii) other investment banking services.

On October 13, 2011, the Company entered into an extension agreement with Drum Oil & Gas, Inc. and Drum Equipment (“Drum Companies”) related to the Gulf/Mitchell Purchase Agreement dated August 17, 2011. In consideration for the extension, the Company paid the Drum Companies $25,000. This extension is for the period ended November 15, 2011.

On October 19, 2011, the Company entered into a Consulting Agreement with Brighton Capital, LLC (“Brighton”) for certain strategic advisory services including assisting the Company with their business strategy, acquisition strategy and structure, and capital strategies. The term of the Agreement is 180 days unless mutually extended by both parties and can be terminated by either party upon 30 days written notice. The Board of Directors agreed to issue Brighton 20,000 shares of common stock.

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(b) Change in Fiscal Year

On September 21, 2011, the Board of Directors of BCM Energy Partners, Inc. (the “Company”) approved a change in the Company’s fiscal year end from May 31 of each calendar year to December 31 of each calendar year, effective as of January 1, 2011. A transition report covering the seven-month period from June 1, 2010 to December 31, 2010 will be filed on Form 10-KT.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCM ENERGY PARTNERS, INC.

Date: October 26, 2011	By: /s/ Charles B. Mathews
Name: Charles B. Mathews Title: Chief Financial Officer